UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 15, 2006

GTSI Corp.

Incorporated in Delaware

Commission File No. 0-19394

I.R.S. Employer Identification No. 54-1248422

3901 Stonecroft Boulevard

Chantilly, Virginia  20151-1010

(703) 502-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                                           Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 15, 2006, GTSI Corp. (“Company” or “GTSI”) received an additional staff determination letter from The Nasdaq Stock Market stating that GTSI is in violation of Market Place Rule 4310(c)(14) because the Company has not filed its quarterly report on Form 10-Q for the period ended September 30, 2006 with the Securities and Exchange Commission (“SEC”).  Nasdaq indicated that this late filing will serve as an additional deficiency for the Nasdaq Listing Qualifications Panel (the “Panel”) to consider in the context of the proceedings before the Panel.

As previously reported, GTSI received a Panel decision on November 2, 2006 granting GTSI an extension through November 30, 2006 to satisfy the requirements for continued listing under Nasdaq Marketplace Rule 4310(c)(14), subject to the Company filing its June 30, 2006 Form 10-Q, its September 30, 2006 Form 10-Q, and all required restatements.

GTSI is in the process of amending and restating its 2003, 2004, 2005 and Q1 2006 financial statements. GTSI can provide no assurances that it will regain compliance with Nasdaq’s filing requirement by the November 30, 2006 deadline.

The November 21, 2006 press release announcing the receipt of this letter by the Company is attached as Exhibit 99.1 hereto.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits.

99.1                           Press Release issued by GTSI Corp., headlined “GTSI Reports Nasdaq Update”, dated November 21, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GTSI Corp.

By:	/s/ Joe Ragan
Joe Ragan
Senior Vice President and CFO

Date:  November 21, 2006